UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2016

Hansen Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33151	14-1850535
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 East Middlefield Road, Mountain View, California		94043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 404-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by Hansen Medical, Inc. (the "Company") with the U.S. Securities and Exchange Commission on February 24, 2016 (the "Original Filing"). The sole purpose of this Amendment No. 1 is to disclose the terms of the severance and release agreement (the "Severance and Release Agreement") between the Company and Joseph Guido, the Company's former Senior Vice President, Marketing and Business Development.

On February 19, 2016, Mr. Guido's employment as the Company's Senior Vice President, Marketing and Business Development terminated by voluntary resignation. In connection with his resignation, Mr. Guido and the Company entered into the Severance and Release Agreement, effective March 9, 2016. Pursuant to the terms of the Severance and Release Agreement, Mr. Guido will be entitled to receive, as severance, a lump-sum cash payment equal to three (3) months of base salary ($68,404.92 in the aggregate, less applicable withholding taxes). In consideration for his severance, Mr. Guido provided a release of claims against the Company under the Severance and Release Agreement.

The Severance and Release Agreement also includes certain commitments by Mr. Guido, including a non-disclosure provision and a mutual non-disparagement provision. The foregoing description of the Severance and Release Agreement is qualified in its entirety by reference to the full text of the Severance and Release Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Description
10.1 Severance and Release Agreement by and between the Company and Joseph Guido, dated March 1, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Medical, Inc.

March 9, 2016	By:	/s/ Christopher P. Lowe

Name: Christopher P. Lowe
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Severance and Release Agreement, by and between the Company and Joseph Guido, dated March 1, 2016